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                                                                     EXHIBIT 3.5

                                    BY-LAWS

                                       OF

                              BH ACQUISITION CORP.

                                   ARTICLE I

                              OFFICES AND BRANCHES

     Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent.

     Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select.

     Section 3. Foreign Offices and Branches. The Corporation shall have the authority to establish and operate branches and offices and otherwise legally qualify to do business, carry on business operations, and create, manage and participate in subsidiaries, investments, partnerships, funds joint ventures or any other form of business operation, and to purchase lease, sell, own and operate property of every description, in any and all foreign countries outside of the United States.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall determine each year.

     Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called by the President or the Secretary, or by the directors, and may be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

     Section 3. Notice of Meetings. Written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting, and in the case of a special meeting the purpose of such meeting, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation.

     Section 4. Voting. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in his name on the record date for the meeting. No proxy shall be voted after three years from its date unless such proxy provides for a longer period. Elections for directors and all other questions shall be decided by majority vote except as otherwise required by the certificate of incorporation or by law.

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     Section 5.  Quorum.  Except as otherwise required by law, the holders of a majority of the stock of the corporation entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present at any meeting, the Chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

     Section 6. Stockholders List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 7. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number and Term. The first Board of Directors shall consist of four (4) members, and thereafter the number of directors constituting the entire Board shall be not more than nine nor less than one (1) member, as fixed from time to time by action of the stockholders or the Board of Directors. The directors shall be elected to serve until the next annual meeting of the stockholders and until their respective successors shall have been elected and qualified.

     Whenever the authorized number of directors is increased between the annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time

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of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

     Section 2. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3. Vacancies. If the office of any director, member of a committee or officer becomes vacant for any reason, the remaining directors in office, though less than a quorum, by a majority vote, may elect a successor who shall hold office for the unexpired term and until his successor shall be elected and qualified.

     Section 4. Removal. Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

     Section 5. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these by-laws conferred upon or reserved to the stockholders.

     Section 6. Meetings. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the President or by the Secretary on the request of any director on at least twenty-four hours' notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

     Section 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

     Section 8. Compensation. Directors may receive such compensation for their services as directors as the Board shall from time to time determine by resolution.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 10. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the

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pleasure of the Board and shall elect a director or directors to serve as the member or members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Generally. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     Section 2. Chairman. The Chairman shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

     Section 3. President. The President shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of Chief Executive Officer and Chief Operating Officer or which from time to time are delegated to him by the Board of Directors. The President shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

     Section 4. Vice-Presidents. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

     Section 5. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board


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of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     Section 6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, directors, or stockholders, upon whose requisition the meeting is called as provided in the by-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

     Section 7. Assistant Secretaries. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

     Section 8. Additional Powers of Officers. In addition to the powers specifically provided in these bylaws, each officer (including officers other than those referred to in these by-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

     Section 9.  Action With Respect to Securities of Other
Corporations. Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Nature of Indemnity. Subject to the provisions of Section 145 of the General Corporation Law of the State of Delaware:

     (1) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of any such Director or officer if a judgment or other final adjudication adverse to the Director of officer establishes that his or her acts were committed in bad faith or were the result of active and


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         deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The foregoing limitation shall prohibit such indemnification only to the extent that such indemnification is prohibited by Section 145 of the General Corporation Law of the State of Delaware.

     (2) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

     (3) The Corporation shall also indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate, is or was a Director of officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein provided that no indemnification may be made to or on behalf of any such Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The foregoing limitation shall prohibit such indemnification only to the extent that such indemnification is prohibited by Section 145 of the General Corporation Law of the State of Delaware, or any successor provision; except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (4) For the purpose of this Article V, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall

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         be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     Section 2. Successful Defense. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article V shall be entitled to indemnification as authorized in such Section 1.

     Section 3. Determination that Indemnification is Proper. Except as provided in Section 2 of this Article V, any indemnification under Section 1 of this Article V, unless ordered by a court, shall be made by the Corporation, only if authorized in a specific case:

     1. by the Board of Directors, acting by a quorum consisting of Directors who are not parties to such action or proceeding, upon a finding that the Director or officer has met the standard of conduct set forth in
        Section 1 of this Article V;

     2. if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs;

     3. by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 1 has been met by such Director of officer; or

     4. by the shareholders upon a finding that the Director or officer has met the applicable standard of conduct set forth in such Section 1.

     Section 4. Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount or an appropriate portion thereof if it is ultimately found, under the procedure set forth in this Article V, that he or she is not entitled to any indemnification or to indemnification to the full extent of the expenses advanced by the Corporation.

     Section 5: Survival; Preservation of Other Rights. The foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

     The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled, whether contained in the Certificate of Incorporation of the Corporation or these By-laws or, when authorized by (i) the Certificate of Incorporation or these By-laws, (ii) a resolution of shareholders, (iii) a resolution of Directors, or (iv) an agreement providing for such indemnification. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article V, provided that no

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indemnification may be made to or on behalf of any Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 6. Severability. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

     Section 7. Subrogation. In the event of payment of indemnification to a person described in Section 1 of this Article V, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

     Section 8. No Duplication of Payments. The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against a person described in Section 1 of this Article V to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise payable as indemnity hereunder.

                                   ARTICLE VI

                                     STOCK

     Section 1. Certificates of Stock. Certificates of stock, signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificates may be facsimiles.

     Section 2. Lost, Stolen or Destroyed Certificates. A new certificate of stock may be issued in the place of any certificate therefore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

     Section 3. Transfer of Shares. Transfer of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares dully indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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     Section 4.  Stockholders Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 1. Dividends. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

     Section 2. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation the year of its creation and the words "CORPORATE SEAL" and "DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 4. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

     Section 5. Notice and Waiver of Notice. Whenever any notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors' meeting, in which case such notice shall be deemed given 5 days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

     Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these

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by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in any waiver.

                                  ARTICLE VIII

                                   AMENDMENTS

     These By-Laws other than Article V may be amended by the Board of Directors of the Corporation at any regular meeting or at any special meeting the notice of which shall state that amendment of the By-Laws is to be one of the purposes of the meeting. Article V of these By-Laws shall only be amended or repealed and any other provision of these By-Laws or any amendments adopted by the Board may be amended, or repealed by the vote of the shareholders of the Corporation at any annual meeting or at any special meeting the notice of which shall state that amendment of the By-Laws is to be one of the purposes of the meeting, except no amendment of Section 5 of Article V which retroactively modifies the contract rights of a Director, officer, employee or agent may be effective without the consent of such person.

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